Exhibit 99

NEWS	Overnite Corporation
P.O. Box 1216
Richmond, VA 23218-1216
(804) 231-8000

June 16, 2004

Contact:
Paul Hoelting, Vice President
Treasurer and Planning
(804) 231-8455 phoelting@overnite.com

FOR IMMEDIATE RELEASE:

OVERNITE CORPORATION RAISES SECOND QUARTER 2004 EPS GUIDANCE

RICHMOND, VA. — Overnite Corporation (NASDAQ: OVNT) today increased its outlook for second quarter 2004 earnings per diluted share to be between $0.53 and $0.58. Previously, the company provided earnings guidance of $0.43 and $0.48 per diluted share for the second quarter.

“We continue to see sustained economic growth in all regions of the country, and are successfully executing our business and strategic growth plans,” said Leo Suggs, Chairman, President and CEO of Overnite Corporation.

Overnite Corporation will update full year 2004 earnings guidance on July 28 when second quarter 2004 financial results will be released after the market closes. A conference call to discuss second quarter results will be held the following morning on July 29. Conference call details will be provided in mid-July.

Overnite Corporation is a leading, predominately non-union provider of less-than-truckload (LTL) and selected truckload (TL) services. Overnite provides a full spectrum of regional, inter-regional, and long-haul services to over 58,000 customers, including full-state coverage to all 50 states and direct access to more than 45,000 cities in the United States, Canada, Puerto Rico, Guam, the U.S. Virgin Islands and Mexico. Services are provided by two primary subsidiaries: Overnite Transportation Company (Richmond, VA) and Motor Cargo Industries, Inc. (Salt Lake City, UT). The Corporation’s two subsidiaries operate more than 200 service centers and a fleet of approximately 6,000 tractors and 22,000 trailers.

This news release contains forward-looking statements made by the Corporation which are based on a number of assumptions, estimates and projections. These statements are not guarantees of future performance and involve risks and uncertainties, including those set forth in documents filed by the Corporation with the Securities and Exchange Commission, and any significant deviations from these assumptions could cause actual results to differ materially from those in forward-looking statements. The Corporation undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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